Press Release
FOR IMMEDIATE RELEASE

Contact: Howard H. Nolan
Senior Executive Vice President
Chief Financial Officer
 (631) 537-1001, ext. 7255

BRIDGE BANCORP, INC. RECEIVES PRELIMINARY APPROVAL FOR PARTICIPATION IN U.S. TREASURY CAPITAL PURCHASE PROGRAM

(Bridgehampton, NY – January 8, 2009) Bridge Bancorp, Inc. (NASDAQ: BDGE), the parent company of The Bridgehampton National Bank, announced today that it has received preliminary approval from the U.S.Treasury Department to participate in its Capital Purchase Program (CPP), a voluntary program available to the nation’s strongest financial institutions.

As a participant in the program, Bridge Bancorp would issue to the U.S. Treasury, approximately $15 million in senior preferred shares along with warrants to purchase approximately 115,000 shares of its common stock.   Shareholders of Bridge Bancorp approved an amendment to its certificate of incorporation to authorize the issuance of preferred shares at a special meeting of shareholders on December 16, 2008.

“While we are pleased to have received preliminary Treasury Department approval, the decision to accept the CPP funds is still being evaluated by management and our Board of Directors,” commented Kevin O’Connor, President and CEO. “We are carefully considering the potential restrictions and commitments our participation may require, as well as the opportunities this capital would provide in terms of credit availability to our markets and growth.”

About Bridge Bancorp, Inc.
Bridge Bancorp, Inc. is a one bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, The Bridgehampton National Bank.  Established in 1910, the Bank, with assets of approximately $750 million, and a primary market area of the North and South Forks of Eastern Long Island, extending westward into Riverhead Town, operates 14 retail branch locations. Through this network and electronic delivery channels, it provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through the Bank’s wholly owned subsidiary, Bridge Abstract.

The Bridgehampton National Bank continues a rich tradition of involvement in the community by supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects, “ “believes,”  “should,” “plans,” “anticipates,” “will,” “ potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic  conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of the Bank’s loan in investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines, changes in real estate values and other factors discussed elsewhere in this report, and in other reports filed by the Company with the Securities and Exchange Commission.   The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.